LGI HOMES, INC.
2013 EQUITY INCENTIVE PLAN
(As Amended and Restated May 4, 2017)

1.Purpose of the Plan. The purpose of the Plan is to: (i) attract and retain the best available personnel for positions of substantial responsibility, (ii) provide additional incentive to Employees, Directors and Consultants, and (iii) promote the success of the Company's business. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, and Other Stock-Based Awards.

2.Definition. As used in this Plan, the following definitions shall apply:

(a)"Administrator" means the Board or any of its Committees that shall be administering the Plan, in accordance with Section 4 of the Plan.
(b)"Applicable Laws" means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or shall be, granted under the Plan.
(c)"Award" means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Other Stock‑Based Awards.
(d)"Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(e)"Awarded Stock" means the Common Stock subject to an Award.
(f)"Board" means the Board of Directors of the Company.
(g)"Cause" means as defined in an employment agreement or similar agreement between the Participant and the Company. If no such agreement exists, or if such an agreement exists but cause is not defined therein, then "cause" means a termination of the Participant's employment because of: (1) any act or omission that constitutes a material breach by the Participant of any of his obligations under the Plan or Award Agreement; (2) the Participant's conviction of, or plea of nolo contendere to, (A) any felony or (B) another crime involving dishonesty or moral turpitude or which could reflect negatively upon the Company or otherwise impair or impede its operations; (3) the Participant's engaging in any misconduct, negligence, act of dishonesty, violence or threat of violence (including any violation of federal securities laws) that is injurious to the Company or any of its subsidiaries or affiliates; (4) the Participant's material breach of a written policy of the Company or the rules of any governmental or regulatory body applicable to the Company; (5) the Participant's refusal to follow the directions of the Board; or (6) any other willful misconduct by the Participant which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates. Notwithstanding anything to the contrary, Cause shall be determined in the sole discretion of the Board.
(h)"Cash Award" means an award, granted by the Company pursuant to Section 13 of the Plan, denominated in cash.
(i)"Change in Control" means, except as otherwise provided in the Award Agreement, the occurrence of any of the following events:
(i)Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities;
(ii)the sale or disposition by the Company of all or substantially all of the Company's assets other than (A) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (B) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the Company's stockholders;
(iii)A change in the composition of the Board occurring within a one-year period as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" are directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or
(iv)a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least

50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
(j)"Code" means the Internal Revenue Code of 1986, as amended, and the U.S. Treasury regulations promulgated thereunder. Any reference to a section of the Code shall be a reference to any successor or amended section of the Code.
(k)"Committee" means a committee of Directors or other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 of the Plan.
(l)"Common Stock" means the Common Stock of the Company, or in the case of Performance Units, Restricted Stock Units, and certain Other Stock-Based Awards, the cash equivalent thereof, as applicable.
(m)"Company" means LGI Homes, Inc., a Delaware corporation, and any successor to LGI Homes, Inc.
(n)"Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
(o)"Director" means a member of the Board.
(p)"Disability" means as defined in an employment agreement or similar agreement between the Participant and the Company. If no such agreement exists, or if such an agreement exists but disability is not defined therein, then "disability" means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the term "disability" shall mean that the Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company; or (iii) is determined by the Social Security Administration to be disabled. Notwithstanding the foregoing, the Participant shall not be considered to have incurred a "disability" unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its sole discretion.
(q)"Dividend Equivalent" means a credit, made at the sole discretion of the Administrator, to the account of a Participant in an amount equal to the value of dividends paid on one Share for each Share represented by an Award held by such Participant. Under no circumstances shall the payment of a Dividend Equivalent be made contingent on the exercise of an Option or Stock Appreciation Right.
(r)"Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.
(s)"Exchange Act" means the Securities Exchange Act of 1934, as amended.
(t)"Fair Market Value" means, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, the NASDAQ Global Market (formerly the NASDAQ National Market) or the NASDAQ Capital Market (formerly the NASDAQ SmallCap Market) of the NASDAQ Stock Market, the Fair Market Value of a Share shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)In the absence of an established market for the Common Stock, the Fair Market Value of a Share shall be determined in good faith by the Administrator.
(iv)Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.
(u)"Incentive Stock Option" means an Option intended to qualify and receive favorable tax treatment as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.
(v)"Nonstatutory Stock Option" means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(w)"Option" means an option to purchase Common Stock granted pursuant to the Plan.
(x)"Other Stock-Based Awards" means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 12.
(y)"Outside Director" means an "outside director" within the meaning of Section 162(m) of the Code.
(z)"Parent" means a "parent corporation" with respect to the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa)"Participant" means a Service Provider who has been granted an Award under the Plan.
(bb)    "Performance Goals" means goals which have been established by the Committee in connection with an Award and are based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: net income; cash flow; cash flow on investment; pre-tax or post-tax profit levels or earnings; operating income or earnings; closings; return on investment; earned value added; expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; net earnings from continuing operations; sales growth; sales volume; economic profit; expense reduction; controlled expenses; return on assets; return on net assets; return on equity; return on capital; return on sales; return on invested capital; organic revenue; growth in managed assets; total shareholder return; stock price; stock price appreciation; EBITA; adjusted EBITA; EBITDA; adjusted EBITDA; return in excess of cost of capital; profit in excess of cost of capital; net operating profit after tax; operating margin; profit margin; adjusted revenue; revenue; net revenue; operating revenue; net cash provided by operating activities; net cash provided by operating activities per share; cash conversion percentage; new sales; net new sales; cancellations; gross margin; gross margin percentage; revenue before deferral; regulatory body approval for commercialization of a product; implementation or completion of critical projects; research; in-licensing; out-licensing; product development; government relations; compliance; mergers; and acquisitions or sales of assets or subsidiaries.
(cc)    "Performance Period" means the time period during which the Performance Goals or performance objectives must be met.
(dd)    "Performance Share" means Shares issued pursuant to a Performance Share Award under Section 10 of the Plan.
(ee)    "Performance Unit" means, pursuant to Section 10 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal to the value set forth in the Award Agreement.
(ff)    "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of Performance Goals or other target levels of performance, or the occurrence of other events as determined by the Administrator.
(gg)    "Plan" means this 2013 Equity Incentive Plan, as amended and restated as of May 4, 2017.
(hh)    "Restricted Stock" means Shares issued pursuant to a Restricted Stock Award under Section 8 or issued pursuant to the early exercise of an Option.
(ii)    "Restricted Stock Unit" means, pursuant to Sections 4 and 11 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the Fair Market Value of a Share on the date of vesting or settlement, or as otherwise set forth in the Award Agreement.
(jj)    "Retirement" means, except as otherwise provided in an Award Agreement or unless the Board otherwise determines, the later of (i) the date the Participant reaches 55 years of age and (ii) the Participant's "separation from service" (as defined by Section 409A of the Code).
(kk)    "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b‑3, as in effect when discretion is being exercised with respect to the Plan.
(ll)    "Section 16(b)" means Section 16(b) of the Exchange Act.
(mm)    "Service Provider" means an Employee, Director or Consultant.
(nn)    "Share" means a share of Common Stock, as adjusted in accordance with Section 16 of the Plan.
(oo)    "Stock Appreciation Right" or "SAR" means, pursuant to Section 9 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the difference between the Fair Market Value of a Share as of the date such SAR is exercised/settled and the Fair Market Value of a Share as of the date such SAR was granted, or as otherwise set forth in the Award Agreement.
(pp)    "Subsidiary" means a "subsidiary corporation" with respect to the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.Stock Subject to the Plan.

Stock Subject to the Plan. Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be issued pursuant to all Awards under the Plan is 2,680,172 Shares, all of which may be subject to Incentive Stock Option treatment. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Except with respect to Options and SARs, upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. Shares that are tendered by a Participant or withheld as full or partial payment of withholding taxes related to the exercise or settlement of Options or SARs or as payment for the exercise price of an Option or SAR shall not become available again for Awards under this Plan. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if Shares are tendered or withheld to satisfy any withholding obligations of the Company, the number of Shares so tendered or withheld shall not become available for issuance pursuant to future Awards under the Plan.
(a)Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of the Award or the forfeited or repurchased Shares shall again be available for grant under the Plan.
(b)Share Reserve. The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
(c)Minimum Vesting. Subject to Section 16 hereof, other than in the event of an earlier death or Disability, all Awards shall have a minimum vesting period of one year from the date of its grant; provided, however, that Awards with respect to up to five percent (5%) of the Shares authorized for grant pursuant to this Plan may have a vesting period of less than one year.
4.Administration of the Plan.
(a)Procedure.
(i)Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)Section 162(m). To the extent that the Administrator determines it to be desirable and necessary to qualify Awards granted under this Plan as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more Outside Directors.
(iii)Rule 16b-3. If a transaction is intended to be exempt under Rule 16b-3 of the Exchange Act, it shall be structured to satisfy the requirements for exemption under Rule 16b-3.
(iv)Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee constituted to satisfy Applicable Laws.
(v)Delegation of Authority for Day‑to‑Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.
(b)Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to the Committee, the Administrator shall have the authority, in its discretion to:
(i)determine the Fair Market Value of Awards;
(ii)select the Service Providers to whom Awards may be granted under this Plan;
(iii)determine the number of Shares to be covered by each Award granted under this Plan;
(iv)approve forms of Award Agreements for use under the Plan;
(v)determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under this Plan, including but not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on Performance Goals or other performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
(vi)construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(vii)prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to the creation and administration of sub-plans;
(viii)amend the terms of any outstanding Award, including the discretionary authority to extend the post‑termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, provided that any amendment that would adversely affect the Participant's rights under an outstanding Award shall not be made without the Participant's written consent. Notwithstanding the foregoing, an amendment shall not be treated as adversely affecting the rights of the Participant if the amendment causes an Incentive Stock Option to become a Nonstatutory Stock Option or if the amendment is made to the minimum extent necessary to avoid the adverse tax consequences of Section 409A of the Code;
(ix)allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined, and all elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;
(x)authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xi)allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant under an Award;
(xii)determine whether Awards shall be settled in Shares, cash or in a combination of Shares and cash;
(xiii)determine whether Awards shall be adjusted for Dividend Equivalents;
(xiv)create Other Stock-Based Awards for issuance under the Plan;

(xv)establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;
(xvi)impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;
(xvii)establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of Performance Goals or other performance criteria, or other event that absent the election, would entitle the Participant to payment or receipt of Shares or other consideration under an Award; and
(xviii)make all other determinations that the Administrator deems necessary or advisable for administering the Plan.
The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. However, the Administrator may not exercise any right or power reserved to the Board.
(c)Effect of Administrator's Decision. The Administrator's decisions, determinations, actions and interpretations shall be final, conclusive and binding on all persons having an interest in the Plan.
(d)Indemnification. The Company shall defend and indemnify members of the Board, officers and Employees of the Company or of a Parent or Subsidiary whom authority to act for the Board, the Administrator or the Company is delegated ("Indemnitees") to the maximum extent permitted by law against (i) all reasonable expenses, including reasonable attorneys' fees incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein (collectively, a "Claim"), to which any of them is a party by reason of any action taken or failure to act in connection with the Plan, or in connection with any Award granted under the Plan; and (ii) all amounts required to be paid by them in settlement the Claim (provided the settlement is approved by the Company) or required to be paid by them in satisfaction of a judgment in any Claim. However, no person shall be entitled to indemnification to the extent he is determined in such Claim to be liable for gross negligence, bad faith or intentional misconduct. In addition, to be entitled to indemnification, the Indemnitee must, within 30 days after written notice of the Claim, offer the Company, in writing, the opportunity, at the Company's expense, to defend the Claim. The right to indemnification shall be in addition to all other rights of indemnification available to the Indemnitee.
(e)Prohibition on Repricing of Awards. Subject to the provisions of Section 16 hereof, the terms of outstanding Award Agreements may not be amended without the approval of the Company's stockholders so as to (i) reduce the exercise price of any outstanding Options or SARs, (ii) cancel any outstanding Options or SARs in exchange for cash or other Awards when the exercise price of the original Options or SARs exceeds the Fair Market Value of a Share or (iii) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal national securities exchange on which the Common Stock is listed.

5.Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, and Other Stock-Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.Limitations.
(a)$100,000 Limitation for Incentive Stock Options. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Options with respect to such Shares are granted.
(b)Special Annual Limits. Subject to Section 16 of the Plan, the maximum number of Shares that may be subject to Options or Stock Appreciation Rights granted to any Service Provider in any calendar year shall equal five hundred thousand (500,000) Shares and contain an exercise price equal to the Fair Market Value of a Share as of the date of grant. Subject to Section 16 of the Plan, the maximum number of Shares that may be subject to Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards granted to any Service Provider in any calendar year shall equal four hundred thousand (400,000) Shares. Subject to Section 16 of the Plan, the maximum dollar amount that may be subject to cash awards granted to any Service Provider in any calendar year shall equal ten million dollars ($10,000,000). Notwithstanding the foregoing Share limitations to the contrary, and subject to Section 16 of the Plan, any Award to a Service Provider who is a non-employee Director shall not exceed the following Share limitations per calendar year: (i) three hundred thousand (300,000) (for Options and Stock Appreciation Rights) (ii) one hundred thousand (100,000) (for Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards).

7.Options.
(a)Term of Option. The term of each Option shall be stated in the Award Agreement. The term of an Option shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five years from the date of grant or such shorter term as may be provided in the Award Agreement.
(b)Option Exercise Price and Consideration.
(i)Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:
(1)In the case of an Incentive Stock Option
(A)granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.
(B)granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
(2)In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator, but shall not be less than Fair Market Value per Share on the date of grant.
(3)Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii)Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. The Administrator, in its sole discretion, may accelerate the satisfaction of such conditions at any time.
(c)Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration, to the extent permitted by Applicable Laws, may consist entirely of:
(i)cash;
(ii)check;
(iii)other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);
(iv)consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;
(v)any combination of the foregoing methods of payment; or
(vi)any other consideration and method of payment for the issuance of Shares permitted by Applicable Laws.
(d)Exercise of Option.
(i)Procedure for Exercise; Rights as a Stockholder. Any Option granted under this Plan shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option shall be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised (including provision for any applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan or the applicable Award Agreement. Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii)Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for thirty (30) days following the Participant's termination after which the Option shall terminate. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Participant does not exercise his Option as to all of the vested Shares within the time specified by the Award Agreement, the Option shall terminate, and the remaining Shares covered by the Option shall revert to the Plan.
(iii)Disability of Participant. If a Participant ceases to be a Service Provider as a result of his Disability, the Participant may exercise his Option, to the extent vested, within the time specified in the Award Agreement (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). If no time for exercise of the Option on Disability is specified in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant's termination for Disability. Unless otherwise provided by the Administrator, on the date of termination for Disability, the unvested portion of the Option shall revert to the Plan. If after termination for Disability, the Participant does not exercise his Option as to all of the vested Shares within the time specified by the Award Agreement, the Option shall terminate and the remaining Shares covered by such Option shall revert to the Plan.
(iv)Death of Participant. If a Participant dies while a Service Provider, the Option, to the extent vested, may be exercised within the time specified in the Award Agreement (but in no event may the Option be exercised later than the expiration of the term of the Option as set forth in the Award Agreement), by the beneficiary designated by the Participant prior to his death; provided that such designation must be acceptable to the Administrator. If no beneficiary has been designated by the Participant, then the Option may be exercised by the personal representative of the Participant's estate, or by the persons to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. If the Award Agreement does not specify a time within which the Option must be exercised following a Participant's death, it shall be exercisable for twelve (12) months following his death. Unless otherwise provided by the Administrator, if at the time of death, the Participant is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not exercised as to all of the vested Shares within the time specified by the Administrator, the Option shall terminate, and the remaining Shares covered by such Option shall revert to the Plan.
8.Restricted Stock.
(a)Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, shall determine.
(b)Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on the Shares have lapsed.
(c)Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Award made under the Plan shall be released from escrow as soon as practical after the last day of the Period of Restriction. The Administrator, in its sole discretion, may accelerate the time at which any restrictions shall lapse or be removed.
(d)Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(e)Dividends and Other Distributions. Rights to dividends or other distributions may be extended to and made part of any Award of Restricted Stock, subject to such terms, conditions and restrictions as provided in the Award Agreement; provided that any dividends or distributions payable in connection with any Award of Restricted Stock (as provided in the applicable Award Agreement) may accrue but will not, in any event, be payable until the expiration of the Period of Restriction of the underlying Restricted Stock.
(f)Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.
9.Stock Appreciation Rights
(a)Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Service Provider. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan, including the sole discretion to accelerate exercisability at any time.
(b)SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.
(c)Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, as set forth in the Award Agreement, but in no event shall exceed 10 years from the date of grant. Notwithstanding the foregoing, the rules of Sections 7(d)(ii), 7(d)(iii) and 7(d)(iv) shall also apply to SARs.

(d)Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(i)The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii)The number of Shares with respect to which the SAR is exercised.
(iii)At the sole discretion of the Administrator, the payment upon the exercise of a SAR may be in cash, in Shares of equivalent value, or in some combination thereof.
10.Performance Units and Performance Shares.
(a)Grant of Performance Units and Performance Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as shall be determined by the Administrator in its sole discretion. The Administrator shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Service Provider.
(b)Value of Performance Units and Performance Shares. Each Performance Unit shall have an initial value established by the Administrator on or before the date of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c)Performance Objectives and Other Terms. The Administrator shall set Performance Goals or other performance objectives in its sole discretion which, depending on the extent to which they are met, shall determine the number or value of Performance Units and Performance Shares that shall be paid out to the Participant. Each award of Performance Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period and such other terms and conditions as the Administrator in its sole discretion shall determine. The Administrator may set Performance Goals or performance objectives based upon the achievement of Company‑wide, divisional, or individual goals (including solely continued service), applicable federal or state securities laws, or any other basis determined by the Administrator in its sole discretion.
(d)Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or performance objectives have been achieved. After the grant of Performance Units or Performance Shares, the Administrator, in its sole discretion, may reduce or waive any performance objectives for the Performance Unit or Performance Share.
(e)Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units and Performance Shares shall be made after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares, as applicable, at the close of the applicable Performance Period) or in a combination of cash and Shares.
(f)Cancellation of Performance Units or Performance Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units and Performance Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.

11.     Restricted Stock Units. An Award may be in the form of Restricted Stock Units. The terms, conditions and limitations applicable to any Restricted Stock Units granted pursuant to this Plan shall be determined by the Administrator, subject to the limitations under this Plan. Rights to Dividend Equivalents may be extended to and made part of any Award of Restricted Stock Units, subject to such terms, conditions and restrictions as provided in the Award Agreement; provided that any Dividend Equivalents payable in connection with any Award of Restricted Stock Units (as provided in the applicable Award Agreement) may accrue but will not, in any event, be payable until the expiration of the vesting period of the underlying Restricted Stock Units.
12.Other Stock-Based Awards. Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock-Based Awards shall be made, the amount of such Other Stock-Based Awards, and all other conditions of the Other Stock-Based Awards, including any dividend or voting rights and whether the Award should be paid in cash.
13.Cash Award. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Administrator.
14.Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted under this Plan shall be suspended during any unpaid leave of absence and shall resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit shall be awarded for the time vesting has been suspended during such leave of absence. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, then at the end of three months following the expiration of the leave of absence, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.
15.Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by shall or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.
16.Adjustments; Dissolution or Liquidation; Change in Control.
(a)Adjustments. In the event of any change in the outstanding Shares by reason of any stock split, stock dividend or other non‑recurring dividends or distributions, recapitalization, merger, consolidation, spin‑off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Common Stock, an adjustment shall be made, as the Administrator deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment may include an adjustment to the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, the number and class of Shares issuable pursuant to Options, and the numerical limits in Sections 3 and 6(b). Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practical prior to the effective date of the proposed transaction. The Administrator, in its sole discretion, may provide for a Participant to have the right to exercise his Award, to the extent applicable, until ten (10) days prior to the transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award shall terminate immediately prior to the consummation of such proposed action.
(c)Change in Control. This Section 16(c) shall apply except to the extent otherwise provided in the Award Agreement.
(i)Stock Options and SARs. In the event of a Change in Control, the Participant shall fully vest in and have the right to exercise each outstanding Option and SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. The Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be exercisable, to the extent vested, for a period of up to 15 days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period.
(ii)Restricted Stock, Performance Shares, Performance Units, Restricted Stock Units and Other Stock-Based Awards. In the event of a Change in Control, the Participant shall fully vest in each outstanding Award of Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, and Other Stock‑Based Award, including as to Shares or Units that would not otherwise be vested, all applicable restrictions shall lapse, and all performance objectives and other vesting criteria shall be deemed achieved at targeted levels.
17.Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or a later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.
18.Board and Stockholder Approval; Term of Plan. The Board and the Company's stockholders originally approved the Plan on August 23, 2013, to be effective immediately prior to the effectiveness of the Company's Form S-1 Registration Statement. The Plan as amended and restated was approved by the Board on January 25, 2017 and by the Company's stockholders on May 4, 2017. The Plan shall continue in effect until May 4, 2027 unless terminated earlier under Section 19 of the Plan.
19.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
(b)Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
(c)Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall materially or adversely impair the rights of any Participant, unless otherwise mutually agreed upon by the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it under this Plan with respect to Awards granted under the Plan prior to the date of termination.

20.Conditions upon issuance of shares.
(a)Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
(b)Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving the Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required.
(c)Taxes. No Shares shall be delivered under the Plan to any Participant or other person until the Participant or other person has made arrangements acceptable to the Administrator for the satisfaction of any non‑U.S., U.S.‑federal, U.S.‑state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award, the Company shall withhold or collect from the Participant an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award.
21.Severability. Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.
22.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
23.No Rights to Awards. No eligible Service Provider or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator shall be obligated to treat Participants or any other person uniformly.
24.No Stockholder Rights. Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by an Award until the Participant becomes the record owner of the Shares.
25.Fractional Shares. No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.
26.Governing Law. The Plan, all Award Agreements, and all related matters, shall be governed by the laws of the State of Texas, without regard to choice of law principles that direct the application of the laws of another state.
27.No Effect on Terms of Employment or Consulting Relationship. The Plan shall not confer upon any Participant any right as a Service Provider, nor shall it interfere in any way with his right or the right of the Company or a Parent or Subsidiary to terminate the Participant's service at any time, with or without cause, and with or without notice.
28.Unfunded Obligation. This Section 28 shall only apply to Awards that are not settled in Shares. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Parent or Subsidiary shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations under this Plan. Any investments or the creation or maintenance of any trust for any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Parent or Subsidiary and Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of the Company or Parent or Subsidiary. The Participants shall have no claim against the Company or any Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.
29.Section 409A. It is the intention of the Company that no Award shall be "deferred compensation" subject to Section 409A of the Code, unless and to the extent that the Administrator specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The following rules shall apply to Awards intended to be subject to Section 409A of the Code ("409A Awards"):

(a)Any distribution of a 409A Award following a separation from service that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a separation from service of a "specified employee" (as defined under Section 409A(a)(2)(B)(i) of the Code) shall occur no earlier than the expiration of the six‑month period following such separation from service.
(b)In the case of a 409A Award providing for distribution or settlement upon vesting or lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution or settlement shall be made no later than March 15th of the calendar year following the calendar year in which such 409A Award vested or the risk of forfeiture lapsed.
(c)In the case of any distribution of any other 409A Award, if the timing of such distribution is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.
30.Construction. Headings in this Plan are included for convenience and shall not be considered in the interpretation of the Plan. References to sections are to Sections of this Plan unless otherwise indicated. Pronouns shall be construed to include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require. This Plan shall be construed according to its fair meaning and shall not be strictly construed against the Company.
31.Compensation Recoupment. All compensation and Awards payable or paid under the Plan and any sub-plans shall be subject to the Company's ability to recover incentive-based compensation from executive officers, as is required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations or rules promulgated thereunder, or any other "clawback" provision required by applicable law or the listing standards of any applicable stock exchange or national market system.

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